Exhibit 99.1

FARADAY FUTURE Announces third QUARTER 2023 FINANCIAL RESULTS and timing of investor day

November 13, 2023

LOS ANGELES--(BUSINESS WIRE)—Nov 13, 2023-- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today published a letter to its stockholders containing the Company’s third quarter 2023 financial results. The letter is available on its investor relations website (http://investors.ff.com).

Faraday Future will host a webcast to discuss its second quarter results and provide a business update at 4:30 pm PT / 7:30 pm ET today, November 13. The live webcast in both English and Chinese will be available on the investor section of our website http://investors.ff.com and a replay will be available shortly thereafter.

The Company will also host an investor day on November 15 at its global headquarters in Los Angeles, California. Analysts and investors attending the event will be able to test drive and ride the FF 91 2.0 Futurist Alliance. The investor day presentation will begin at 10 am PT and will be broadcast live on the investor section of our website http://investors.ff.com. A replay will be available shortly thereafter.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the FF Intelligent App (English): https://www.ff.com/us/mobile-app/ or (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FOLLOW FARADAY FUTURE

https://www.ff.com/
https://www.ff.com/us/mobile-app/
https://twitter.com/FaradayFuture
https://www.facebook.com/faradayfuture/
https://www.instagram.com/faradayfuture/
www.linkedin.com/company/faradayfuture/

Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com
Media: john.schilling@ff.com

Source: Faraday Future Intelligent Electric Inc.